                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the issuance of shares of common stock of Regions Financial Corporation, of our reports (a) dated February 27, 2004, with respect to the consolidated financial statements of Regions Financial Corporation included in its Annual Report (Form 10-K), (b) dated June 18, 2004, with respect to the financial statements and schedule of Regions Financial Corporation 401(k) Plan included in the Plan's Annual Report (Form 11-K), and (c) dated June 18, 2004, with respect to the financial statements of Regions Financial Corporation Supplemental 401(k) Plan included in the Plan's Annual Report (Form 11-K), all for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                             /s/  Ernst & Young LLP


Birmingham, Alabama
July 7, 2004